EXHIBIT 24.1

POWER OF ATTORNEY

I hereby appoint William D. Nash or Enrique N. Mayor-Mora my true and lawful attorney-in-fact to sign on my behalf, as an individual and in the capacity stated below, the Annual Report on Form 10-K of CarMax, Inc. for its fiscal year ended February 29, 2020, and any amendment which such attorney-in-fact may deem appropriate or necessary.

Signature:	/s/ Peter J. Bensen
Print Name:	Peter J. Bensen
Title:	Director

Signature:	/s/ Ronald E. Blaylock
Print Name:	Ronald E. Blaylock
Title:	Director

Signature:	/s/ Sona Chawla
Print Name:	Sona Chawla
Title:	Director

Signature:	/s/ Thomas J. Folliard
Print Name:	Thomas J. Folliard
Title:	Director

Signature:	/s/ Shira Goodman
Print Name:	Shira Goodman
Title:	Director

Signature	/s/ Robert J. Hombach
Print Name:	Robert J. Hombach
Title:	Director

Signature:	/s/ David W. McCreight
Print Name:	David W. McCreight
Title:	Director

Signature:	/s/ Mark F. O'Neil
Print Name:	Mark F. O'Neil
Title:	Director

Signature:	/s/ Pietro Satriano
Print Name:	Pietro Satriano
Title:	Director

Signature	/s/ Marcella Shinder
Print Name:	Marcella Shinder
Title:	Director

Signature	/s/ Mitchell D. Steenrod
Print Name:	Mitchell D. Steenrod
Title:	Director